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                                  EXHIBIT 10(K)

                           SEVERANCE AGREEMENT BETWEEN
                      THE COMPANY AND SUBRAMANIAN KRISHNAN
                              DATED MARCH 26, 1999


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                                 March 26, 1999

PERSONAL AND CONFIDENTIAL
Mr. Subramanian Krishnan
Digi International Inc.
11001 Bren Road East
Minnetonka, MN  55343

Dear Kris:

         This letter confirms the terms of your agreement with the Company regarding severance compensation.

         If you are terminated by the Company without "cause" on or before September 30, 1999, you would be entitled to severance equal to one year's base salary and a bonus (if earned) to the extent that such bonus is not guaranteed), based on your cash bonus target that would be pro-rated for the portion of the fiscal year through the termination date. The definition of "cause" for purposes of this letter agreement shall be the definition contained in the terms and conditions of your Nonstatutory Stock Option Agreement with the Company dated February 24, 1999.

         The letter agreement constitutes the entire agreement between you and the Company regarding the subject matter contained herein and supersedes all prior agreements and understandings relating thereto.

         If the terms outlined above are acceptable, please confirm by signing the enclosed copy below and returning it to me.


                                              Very truly yours, DIGI
                                              DIGINTERNATIONAL INC.

                                              /s/ John P. Schinas

                                              By John P. Schinas
                                              Chairman of the Board

                                              ACCEPTED:


                                              /s/ SUBRAMANIAN KRISHNAN
                                              ----------------------------------
                                                     Subramanian Krishnan